Exhibit (d)(1)(ii)

AMENDMENT

TO

INVESTMENT ADVISORY AGREEMENT

This amendment (the “Amendment”) to Investment Advisory Agreement is made as of the 10th day of March, 2009 by and between AQR Funds, on behalf of each Fund listed on Exhibit A, and AQR Capital Management, LLC.

WHEREAS, the parties hereto have entered into an Investment Advisory Agreement (the “Agreement”) dated as of December 4, 2008, as amended; and

WHEREAS, the parties hereto wish to amend Exhibit A of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. AMENDMENT OF EXHIBIT A. Exhibit A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Exhibit A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AQR CAPITAL MANAGEMENT, LLC

By:	/s/ Bradley D. Asness
Name: Bradley Asness
Title: Principal & General Counsel

AQR FUNDS

By:	/s/ Brendan Kalb
Name: Brendan Kalb
Title: Secretary

EXHIBIT A

(Amended as of March 10, 2009)

Name of Series	Commencement Date	Advisory Fee
Each fee will be based on the average daily net assets of the Fund managed by the Adviser, and calculated as described in Section 6 of the Agreement.
AQR Global Equity Fund	, 2009	0.40% (Class N, I and Y Shares)
AQR International Equity Fund	, 2009	0.45% (Class N, I and Y Shares)
AQR International Small Cap Fund	, 2009	0.70% (Class N, I and Y Shares)
AQR Emerging Markets Fund	, 2009	0.70% (Class N, I and Y Shares)
AQR Equity Plus Fund	, 2009	0.70% (Class N and I Shares)
AQR Small Cap Core Fund	, 2009	0.70% (Class N and I Shares)
AQR Small Cap Growth Fund	, 2009	0.70% (Class N and I Shares)
AQR Diversified Arbitrage Fund	January 16, 2009	0.70% (Class N and I Shares)
AQR Momentum Fund	, 2009	0.25% (Class L Shares)
AQR Small Cap Momentum Fund	, 2009	0.35% (Class L Shares)
AQR International Momentum Fund	, 2009	0.35% (Class L Shares)